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                                                                      Exhibit 16


                           COMPUTATION OF PERFORMANCE DATA
                         SET FORTH UNDER "YIELD INFORMATION"
                            IN THE PROSPECTUS (Unaudited)


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
Annualized Yield Computation

December 31, 1997 Unit Value                                           (A)     23.73356211
less December 24, 1997 Unit Value                                      (B)     23.71569574
                                                                                0.01786637


Base Period Return = (A minus B)                                                0.01786637
Divided by December 24, 1997 Unit Value                            DIVIDED BY  23.71569574
                                                                            =   0.00075336

Annualized Yield = (Base Period Return)                               (0.00075336) x 365/7
                      x 365/7                                                      = 3.93%


Effective Yield Computation

December 31, 1997 Unit Value                                           (A)     23.73356211
less December 24, 1997 Unit Value                                      (B)     23.71569574
                                                                                0.01786637


Base Period Return = (A minus B)                                                0.01786637
Divided by December 24, 1997 Unit Value                            DIVIDED BY  23.71569574
                                                                            =   0.00075336

Effective Yield = (1 + Base Period Return) (365/7) - 1        (1 + 0.00075336) (365/7) - 1
                                                                                     4.00%
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